Exhibit 10.2

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (this “Agreement”) is made as of the      day of May, 2005 (the “Effective Date”) by and between First National Bank, St. Marys Georgia (the “Bank”), and T. Michael White (the “Executive”).

W  I  T  N  E  S  S  E  T  H

WHEREAS, the parties hereto desire to enter into this Agreement to set forth the terms and conditions of Executive’s employment with the Bank.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and intending to be legally bound hereby, the parties agree as follows:

1. Position and Duties. The Bank hereby agrees to employ Executive as President and Chief Executive Officer of the Bank, with such powers and duties as may be prescribed by the Board of Directors of the Bank, subject to the terms, conditions and provisions of this Agreement, and Executive hereby accepts such employment without additional compensation, if elected, in any other senior executive position of the Bank. Executive shall devote his full-time best efforts to such employment and shall apply substantially that degree of skill and diligence in rendering services to the Bank under this Agreement as would be applied by a person of ordinary prudence and comparable experience under similar circumstances. In connection therewith, Executive shall report to and be subject to the direction of the Board of Directors of the Bank. Notwithstanding the foregoing, Executive may devote a reasonable amount of his time to his personal investments and business affairs (including service as a director of unaffiliated companies) and to civic and charitable activities; provided, however, Executive shall not accept any position as a director of any unaffiliated for-profit business organization without advance approval of the Bank’s Board of Directors, which approval shall not be unreasonably withheld.

2. Compensation.

(a) Annual Salary. As compensation for services rendered under this Agreement, Executive shall be entitled to receive from the Bank an annual salary of not less than $125,000 per year (the “Annual Salary”), payable in accordance with the Bank’s normal payroll practice, prorated for any partial employment period. The Annual Salary may be increased from time to time by the Board of Directors of the Bank, but shall not be decreased without the written consent of Executive.

(b) Committee Fees. Executive shall also be entitled to receive standard committee fees for service on any Bank committees to which Executive is elected.

(c) Discretionary Bonus. Executive shall be entitled to receive a cash bonus of up to 20% of Executive’s Annual Salary. Whether such bonus will be awarded and, if so, the amount of such bonus, shall be determined in the sole discretion of the Board of Directors of the Bank.

3. Fringe Benefits, Vacation Time, Expenses and Perquisites.

(a) Benefit Plan Participation. Executive shall be eligible to participate in or receive benefits under all corporate employment benefit plans made available by the Bank to its executives and key management employees including, but not limited to, any pension, savings, insurance, medical or health-and-accident plan or arrangement, subject to and on a basis consistent with terms, conditions and overall administration of such plans and arrangements.

(b) Vacation Time Allowances. Executive shall be entitled to vacation time in accordance with the Bank’s personnel policy, during which time Executive’s compensation shall be paid in full.

(c) Business Expense Reimbursement. During the term of his employment hereunder, Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by him (in accordance with the policies and procedures established by the Bank) in performing services hereunder, provided that Executive properly accounts therefor in accordance with Bank policy.

(d) Other Expense Reimbursement. The Bank will provide to Executive a monthly cash car allowance in the amount of $300 and a monthly cash housing allowance in the amount of $500.

4. Restrictive Covenants. Executive acknowledges that he will perform services hereunder which directly affect the Bank’s business. Accordingly, the parties deem it necessary to enter into the protective agreement set forth below, the terms and conditions of which have been negotiated by and between the parties hereto.

(a) Non-Solicitation of Employees. Executive agrees that he will, for so long as he is employed by the Bank and for a period of 12 months after termination of his employment for any reason, (i) not solicit, entice, persuade, or induce any other employee of the Bank to leave the employ of such entity, and (ii) refrain from recruiting or hiring, or attempting to recruit or hire, directly or by assisting others, any individual who is employed by the Bank at the time of the attempted recruiting or hiring.

(b) Non-Solicitation of Customers. Executive will, for so long as he is employed by the Bank and for a period of 24 months after termination of his employment for any reason, refrain from soliciting, or attempting to solicit, directly or by assisting others, any business from any of the customers of the Bank, or actively sought prospective customers of the Bank, for purposes of providing products or services that are similar to or competitive with those provided by the Bank, if the Bank is also then still engaged in such business.

5. Unauthorized Disclosure. During the period of his employment hereunder, or at any later time, Executive shall not, without the written consent of the Board of Directors of the Bank, knowingly disclose to any person, other than an employee of the Bank or a person to whom disclosure is reasonably necessary or appropriate in connection with the performance by Executive of his duties hereunder or as required by law, any material confidential information obtained by him while in the employ of the Bank with respect to any of the Bank’s services, products, improvements, formulas, designs or styles, processes, customers, methods of distribution or any business practices the disclosure of which he knows will be materially damaging to the Bank; provided, however, that confidential information shall not include any information known generally to the public (other than as a result of unauthorized disclosure by Executive) or any information of a type not otherwise considered confidential by persons engaged in the same business or a business similar to that conducted by the Bank.

6. Injunctive Relief. It is understood and agreed by and among the parties hereto that the services to be rendered by Executive hereunder are of a special, unique, extraordinary and intellectual character, which gives them a peculiar value, the loss of which may not be reasonably or adequately compensated in damages, and additionally that a breach by Executive of the covenants set out in Sections 4 or 5 of this Agreement will cause the Bank great and irreparable injury and damage. Executive hereby expressly agrees that the Bank shall be entitled to the remedies of injunction, specific performance and other equitable relief to prevent a breach of Sections 4 or 5 of this Agreement by Executive. This provision shall not, however, be construed as a waiver of any of the remedies which the Bank may have for damages or otherwise.

7. Termination of Employment. Upon termination of Executive’s employment for any reason, Executive or, in the event of death, Executive’s estate, shall be entitled to Executive’s Annual Salary prorated through the date of termination. Any other payments or benefits earned by or owed to Executive hereunder at the time of termination of employment, but not yet paid to Executive, shall be paid to Executive or his estate at such time as is provided by the terms of the applicable the Bank plan or policy. Executive’s right to any additional payments and benefits for periods after the date of termination of employment shall be determined in accordance with the following provisions of this Section 7.

(a) Termination Upon Disability of Executive. The Bank or Executive may terminate Executive’s employment hereunder upon written notice to the other party in the event that by reason of physical or mental impairment, Executive is incapable of performing his duties hereunder for a period of 45 consecutive days or a total of 90 days in any twelve-month period. Any dispute regarding the existence, the extent or the continuance of Executive’s disability shall be resolved by the determination of a duly licensed and practicing physician selected by and mutually agreeable to both the Bank and Executive.

(b) Termination by the Bank for Proper Cause. The occurrence of any of the following events or circumstances shall constitute “Cause” for the termination, at the election of the Bank, of the employment of Executive under this Agreement:

(i) conduct by Executive that amounts to fraud, material dishonesty, gross negligence or willful misconduct in the performance of his duties hereunder;

(ii) the conviction (from which no appeal may be, or is, timely taken) of Executive of a felony;

(iii) initiation of suspension or removal proceedings against Executive by federal or state regulatory authorities acting under lawful authority pursuant to provisions of federal or state law or regulation which may be in effect from time to time;

(iv) knowing violation of federal or state banking laws or regulations; or

(v) refusal to perform a duly authorized directive of the Bank’s Board of Directors; provided, however, that with respect to the conditions described in items (i), (iii), (iv) or (v) of the foregoing, no determination of Cause shall be made by the Board of Directors on such basis unless the Board of Directors has provided written notice to the Executive of the existence of such condition, the Executive has been granted a reasonable opportunity to appear before the Board of Directors in order to respond to such determination.

In the event that the Bank discharges Executive alleging Cause and it is subsequently determined pursuant to Section 9(f) that the termination was without proper cause, then such discharge shall be deemed a discharge without Cause subject to the provisions of Section 7(c) hereof.

(c) Termination by the Bank Without Cause. The Bank may terminate Executive’s employment hereunder at any time without Cause by written notice to Executive, in which event the Bank shall pay Executive an amount equal to $150,000 less the aggregate amount of Base Salary and committee fees previously paid to or accrued by Executive at the time of termination.

(d) Termination by Executive For Good Reason. In the event Executive terminates his employment for Good Reason, the Bank shall provide to Executive the payment to which Executive would have been entitled pursuant to Section 7(c) had the Bank terminated Executive’s employment without Cause. For purposes of this Agreement, the term “Good Reason” shall mean:

(i) the Bank requiring Executive to be based anywhere outside of St. Marys Georgia; or

(ii) any material breach by the Bank of its obligations contained in this Agreement.

(e) Termination by Executive Without Good Reason. In the event Executive terminates his employment with the Bank for any reason other than Good Reason, no additional benefits or monies shall be due Executive other than those accrued hereunder or under any benefit plans of the Bank as of the date of termination.

(f) Termination at End of One-Year Term. On the first anniversary of the Effective Date, this Agreement shall terminate and cease to be of any force or effect, except (i) for the provisions of Sections 4 (Restrictive Covenants), 5 (Unauthorized Disclosure), 6 (Injunctive Relief) and 9 (Miscellaneous) hereof and (ii) with respect to any payments or benefits to which Executive is entitled hereunder as of such date.

8. Return of Materials. Upon termination of employment hereunder, Executive shall promptly deliver to the Bank all correspondence, manuals, letters, notes, notebooks, reports and any other documents or tangible items containing or constituting confidential information about the business of the Bank.

9. Miscellaneous.

(a) Notices. Any notices required or permitted to be given under this Agreement shall be sufficient if in writing, and if personally delivered or when sent by first class certified or registered mail, postage prepaid, return receipt requested — in the case of Executive, to his residence address as set forth in the books and records of the Bank, and in the case of the Bank, to the address of the Bank’s principal place of business, in care of the Chairman of the Board of Directors of the Bank — or to such other person or at such other address with respect to each party as such party shall notify the other in writing.

(b) Successors. This Agreement shall inure to the benefit of and be binding upon Executive, the Bank and any successor to the Bank.

(c) Severability. Except as noted below, should any provision of this Agreement be declared or determined by any court of competent jurisdiction or arbitrator to be unenforceable or invalid for any reason, the validity of the remaining parts, terms, or provisions of this Agreement shall not be affected thereby and the invalid or unenforceable part, term, or provision shall be deemed not to be a part of this Agreement. The covenants set forth in this Agreement are to be reformed pursuant to subsection (d) of this Section 9 if held to be unreasonable or unenforceable, in whole or in part, and, as written and as reformed, shall be deemed to be part of this Agreement.

(d) Reformation. If any of the covenants or promises of this Agreement are determined by any court of law or equity or arbitrator, with jurisdiction over this matter, to be unreasonable or unenforceable, in whole or in part, as written, Executive hereby consents to and affirmatively requests that said court or arbitrator, to the extent legally permissible, reform the covenant or promise so as to be reasonable and enforceable and that said court or arbitrator enforce the covenant or promise as so reformed.

(e) Amendment. This Agreement may be amended or cancelled only by mutual agreement of the parties in writing without the consent of any other person and, so long as Executive lives, no person other than the parties hereto shall have any rights under or interest in this Agreement or the subject matter hereof.

(f) Arbitration. Except as otherwise provided herein, in the event of any controversy, dispute or claim arising out of, or relating to this Agreement, or the breach thereof, or arising out of any other matter relating to Executive’s employment with the Bank or the termination of such employment, the parties may seek recourse only for temporary or preliminary injunctive relief to the courts having jurisdiction thereof and if any relief other than injunctive relief is sought, the Bank and Executive agree that such underlying controversy, dispute or claim shall be settled by arbitration in accordance with this Section 9(f) of this Agreement and the Commercial Arbitration Rules of the American Arbitration Association (“AAA”). The matter shall be heard and decided, and awards rendered by a panel of three arbitrators (the “Arbitration Panel”). The Bank and Executive shall each select one arbitrator from the AAA National Panel of Commercial Arbitrators (the “Commercial Panel”) and those two arbitrators shall select a third arbitrator; provided, however, that in the event the two arbitrators cannot agree on a third arbitrator, the AAA shall select a third arbitrator from the Commercial Panel. The award rendered by the Arbitration Panel shall be final and binding as between the parties hereto and their heirs, executors, administrators, successors and assigns, and judgment on the award may be entered by any court having jurisdiction thereof. The Bank and Executive will each bear their own costs for legal representation in any arbitration, except that the Arbitration Panel will have the authority to award all remedies provided by applicable law, including recovery of attorney fees when so provided by applicable law. The Bank will pay all arbitrators’ fees and other administrative fees in connection with any arbitration hereunder; provided, however, that the Arbitration Panel may require all or a portion of such fees and expenses to be paid by Executive in the event the Arbitration Panel determines that Executive’s position in the arbitration proceeding was without merit.

(g) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia.

(h) Entire Agreement. This Agreement contains the entire agreement of the parties concerning the matters set forth herein and therein, and all promises, representations, understandings, arrangements and prior agreements regarding the subject matter hereof, other than those set forth herein, are superseded hereby.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

“BANK”

FIRST NATIONAL BANK

By:
Name:
Chairman of the Board of Directors

“EXECUTIVE”

T. Michael White